EXHIBIT 10.11

                                FIRST TEAM SPORTS
                        FISCAL 2000 EXECUTIVE BONUS PLAN


PLAN
o        Company bonus plan is based on earnings before tax

o        Bonus plan consists of the following levels:

                                    Earnings
                                    Before Taxes              Bonus Pool

         Lower Level:               $  455,000                 $150,000

         Higher Level:              $1,370,500                 $650,000


ELIGIBLE
         Officers and key managers


BONUS CALCULATIONS
o If earnings before taxes goals are met, appropriate bonus dollars will be paid

o If earnings before taxes fall between the lower level and the higher level, bonus dollars will be pro-rated accordingly


CRITERIA
o All participants will have objectives/goals established for them to achieve

o Individual achievement of objectives, as judged by the Compensation Committee, will determine bonus payments